Exhibit 21

                              Subsidiaries of the Registrant



                                                             JURISDICTION OF
NAME                        OWNERSHIP                         INCORPORATION
----                        ---------                        ---------------

Diacrin/Genzyme LLC            50%                             Massachusetts